UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 19, 2011

BioCube, Inc.
(Exact name of registrant as specified in its charter) (Former name if changed since last report)

Delaware	333-137920	20-3547389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1365 N. Courtenay Parkway, Suite A Merritt Island, FL		32953
(Registrant’s address		(Zip Code)

Registrant’s telephone number, including area code: (321)-452-9091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2011, Registrant’s Board of Directors approved a series of agreements which will result in the reorganization of Registrant, the change of its business direction and a change in control.  All of the agreements and the transactions contemplated will be submitted for shareholder and regulatory approval to the extent required and will close as soon as all of the required approvals and compliance matters have been satisfied.  The agreements approved are:

1.

Registrant will transfer and convey all of the operating assets relating to the development and marketing of an environmentally safe aerosol based decontamination system, together with certain related operating liabilities, to BioCube, Inc., a Nevada corporation, in exchange for shares of common stock of BioCube Nevada, as a result of which BioCube Nevada will become a wholly-owned subsidiary of Registrant.

2.

Registrant will then transfer and convey all of the stock of BioCube Nevada to Élan Health Services, Inc., an unrelated Nevada corporation, in exchange for 28,727,778 shares of Allezoe Medical Holdings, Inc., a publicly traded (ALZM) Delaware corporation held by Élan Health services, Inc. pursuant to an Acquisition Agreement dated December 19, 2011. Common shares of ALZM closed on December 16, 2011 at $0.012 per share, resulting in an indicated value for the acquisition of $344,733.

3.

As part of the transaction in which Élan Health Services acquires BioCube Nevada, the shares of ALZM received by Registrant will be distributed to the shareholders of Registrant as of December 19, 2011, on the basis of one share of ALZM for each common shares of Registrant outstanding.  Registrant currently has 28,727,778 common shares issued and outstanding and its common share trading price at the close of business on December 16, 2011 was $0.01  The outstanding shares of Registrant will remain issued and outstanding after the distribution of the ALZM shares.

4.

On December 19, 2011, Registrant also entered into an Acquisition Agreement to acquire all of the issued and outstanding shares of Bliss, Inc., a California corporation engaged in digital video production, from Crown City Holdings, Inc., a Florida corporation, for 20 million shares of Registrant.  Based on the closing price of Registrant’s common stock on December 16, 2011 of $0.01 per share, the indicated value of the acquisition is $200,000.  As a result of the transaction, Bliss, Inc. will become a wholly-owned subsidiary of Registrant.

Section 8 – Other Events

Item 8.01 – Other Events

As part of the reorganization transactions approved by Registrant’s Board of Directors on December 19, 2011, the Board of Directors also approved of the terms of an Acquisition Agreement under which Crown City Holdings, Inc. will acquire a majority of the outstanding common shares of Registrant from its shareholders as well as all of the outstanding preferred shares on the basis of 1 share of Crown City Holdings, Inc. for 450 shares of Registrant.  In addition, the Board of Directors of Registrant has approved an amendment to the Articles of Incorporation to change the corporate name to Crown City Digital, Inc., effective on closing of the reorganization transactions and to change the trading symbol for the common stock.

Section 9 -   Financial Statements and Exhibits.

Item 9.01 -  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable

(b)	Pro Forma financial information

Not applicable

(c)    Shell company transactions

Not applicable.

(d)    Exhibits.

Exhibit 10.1

Acquisition Agreement dated as of December 19, 2011 between Registrant, BioCube, Inc., a Nevada corporation, and Élan Health Services, Inc., a Nevada corporation, for the transfer of the stock of BioCube Nevada to Élan in exchange for 28,727,778 shares of Allezoe Medical Holdings, Inc. (“ALZM”) held by Élan.

Exhibit 10.2

Acquisition Agreement dated December 19, 2011 between Registrant, Crown City Holdings, Inc., a Florida corporation, and a majority of the shareholders of Registrant for the acquisition of common shares of Registrant by Crown City Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOCUBE, INC.

Date: December 23, 2011	By:	/s/ Boris Rubizhevsky
Boris Rubizhevsky
Chief Executive and Financial Officer

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